EXHIBIT 10.6

LEASING CONTRACT

Between THE subscribed one RAFAEL TORRES NAVAS of legal age, with  Identification No 5.555.289  issued in the city of Bucaramanga, acting as Representative of the society HOLDING INMOBILIARIA Ltda. NIT 800.240.862-3, on one hand that in ahead will be called THE LESSOR and FERMIN VEITIA MACHADO, of legal age , neighbor of Venezuela, identified with Passport No  658923 issued in Venezuela, acting in representation of the company ODIN ENERGY CORPORATION LIT. NIT 900108681-6 by the other part that in ahead will be called the LODGER, we have celebrated a contract of LEASING ruled by the clauses that are expressed as follows:

FIRST - OBJECTIVE: To grant for the operation of the administrative offices of the lodger, the exclusive enjoyment of the building located in the Building Located in Carrera 1C No 22-58 of Santa Marta, Office 406 Floor 4, with a deprived area of 91 Mts 2, that consists of Hall, a Balcony, One (1) Kitchen, two (2) Bathrooms , Private Elevator and Parking Lot No 103 of the same Building.

SECOND - CANON: The LODGER will in advance pay the sum of $1.769.400.00 (One Million Seven hundred sixty nine thousand four hundred pesos Legal Currency.) monthly, pay in advance to the LESSOR to the company signature of the present contract, in the office of the society Holding Inmobiliaria Ltda. This sum is constituted by a value of the administration quota of $368.000.00 and the value of the leasing amount of $1.401.400, 00.

PARAGRAPH FIRST: The value of the administration quota must also be given to the Landlord that commits itself to directly cancel it to the administration of the Building. The LESSOR will become person in charge of the damages who gets to undergo the LEDGER for the case in that she fails to fulfill the obligation that she acquires through this clause.

PARAGRAPH SECOND. The LODGER has cancelled in advance (1) a month of leasing and administration equivalent to $1.769.400 at the time of the company signature of the contract, in addition to $3.377.911.00 corresponding to a deposit of protection to the LESSOR to avoid the irrigation of costs generated by debts of utilities or damages to the premises, which are reimbursable to the date of the culmination of the contract as long as the building is given back in the same conditions as received, and the renter is Fully discharged of his obligations of the immovable object of this contract.

PARAGRAPH SECOND: In case of delay in the payment of the decided monthly canon, the LODGER will pay the LESSOR the highest interest rate allowed by the law by every day of delay in the payment of the leasing.

THIRD - DURATION: The present contract will have a term of duration of (1) year. Counted as of day 1 of September of 2006.

FOURTH - INCREASE. The price of the rent rate will readjust every 12 months in an equal percentage to the one of the index of prices to the consumer certified by DANE for the immediately previous year.

FIFTH - SERVICES. The services of water, light and telephone of the given office in renting will be on behalf of the LODGER.

SIXTH - SUBLEASE AND CESSION. The renter will not be able to sublease the building nor to yield the contract but in accordance with the terms of article 523 of the Code of Commerce.

SEVENTH - INJURY OF THE RIGHTS OF LESSOR: It is understood that is harmful of the rights of LESSOR the sublease of the building without previous permission of the

LESSOR, and to use the rented good destining it to other activities different from the anticipated ones in the first clause of this contract.

EIGHTH - IMPROVEMENTS: The furniture and buildings added by the LODGER to the building rented during the term of the use of the contract could be retired by the LODGER to the completion of the leasing, whenever its retirement does not cause to damage or material deterioration to the rented building. When such elements are not retired by the renter within the term of one (1) counted month from the completion of the contract, they will l be of property of the Landlord once finalizes this term.

PARAGRAPH. The permanent or transitory works or improvements that tries to make the LODGER will have to count on the previous and written consent of the LESSOR

NINE - REPAIRS. The renter commits itself to carry out the local repairs and those that are necessary and by fact of or his employees in the terms anticipated in article 2028 of the Civil Code.

TENTH - INSPECTION: The renter will allow at any time, in working hours, that the LESSOR or its representatives carry out inspections or visits to consult the state and conservation of the building or other circumstances of their interest, as long as the respective permission to the LODGER is presented in writing with two working days of anticipation to the respective inspection or visits.

ELEVENTH - RESTITUTCION. The LODGER will restitute the building to the landlord to the completion of the contract in the state in which was receives it, except for the natural or originating deterioration of the legitimate time and use, or of greater force, or the bad quality of the building, by, the nature of the ground, or by defects of construction.

TWELVE: - BREACH: The breach or violation of any of the obligations of the LOGER will give right to the LESSOR to solve the contract and to demand the immediate empty the building with no need of requirement of the law. The LODGER resigns to be against to the cessation of leasing by means of the caution settled down in article 2035 of the civil code.

THIRTEENTH - FINAL CLAUSE: : The breach or violation of any of the obligations that acquire the parts, will give right the other for a reason or purpose to demand a sum equivalent to three (3) months of effective leasing to the time of the infraction, without reduction of the damages that could be caused as a result of the breach, nor of the collection of the rent for the event in which it fails to fulfill the LODGER

FOURTEENTH: TAX AND RIGHTS: The taxes and rights that this contract causes will be in charge of the LODGER

FIFTEENTH. The LODGER declares to know the regulation of the administration office of the Building Bahía Centro and commits to it fulfillment.

For certainty this contract is signed in the city of Santa Marta, to the twenty (20) days of the month of September of Two Thousand Six (2006)

s/Rafael Torres Navas

HOLDING INMOBILIARIA

s/Fermin Veitia Machado

ODIN ENERGY SANTA MARTA CORPORATION LTDA.